UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 20, 2006


                               SEA CONTAINERS LTD.
             (Exact name of registrant as specified in its charter)

             Bermuda                     1-7560                98-0038412
         (State or other              (Commission             (IRS Employer
 jurisdiction of incorporation)       File Number)         Identification No.)

                               22 Victoria Street
                             Hamilton HM 12, Bermuda
               (Address of principal executive offices) (Zip Code)

                                  441-295-2244
               Registrant's telephone number, including area code:

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06.  Material Impairments.

In a press release dated November 3, 2005, and in a Form 8-K filed with a cover date of November 2, 2005 (the "November Form 8-K"), the Company announced that it had begun a process of restructuring its ferry division, and that it would be entertaining offers to buy the core business of Helsinki-based Silja Oy Ab, which includes eight vessels operating on three routes in the Baltic. The Company also announced its intention to sell or charter out several additional ferry vessels and to entertain offers to buy its SeaStreak business in New York. As a result of this restructuring, the Company announced an impairment charge of $99 million, of which $19 million was recorded in the 2005 third quarter results. These amounts were preliminary and subject to adjustment, based on changes in the restructuring plan.

At the time of the November Form 8-K, it was uncertain whether Silja would be sold and, if so, what price could be obtained for the business. Subsequent to the announcement, the sale process was begun. Indications of interest and independent valuations of the Silja business were received, and preliminary bids for Silja's core business were received in January.

In the November Form 8-K, the Company also announced that certain assets of container operations and computer systems had been identified as impaired. An approximate $32 million charge would be incurred during the fourth quarter of 2005, of which approximately $30 million related to container operations.

This Form 8-K/A (Amendment No. 1) updates and provides further details regarding the previously disclosed asset impairments.

As a result of the proposed Silja sale, the management of the Company began to consider the possibility of withdrawing completely from the ferry business. In that connection, management of the Company engaged in the process of evaluating the recoverability of all of its long-lived ferry assets. Similarly, management of the Company began a process to evaluate the recoverability of all of its container assets. In the course of these processes, the Company's Board of Directors (the "Board") has met on several occasions since November 3, 2005 to consider the proposals of management.

At the meeting of the Board held on March 20, 2006, the processes were concluded and management's proposals relating to these ferry and container matters were approved. The Company will recognize a non-cash pre-tax charge of approximately $500 million in the fourth quarter 2005, which includes the previously estimated fourth quarter 2005 impairment charge of $112 million reported in the November Form 8-K. Of this approximate $500 million, approximately $415 million relates to the ferry business, and approximately $85 million relates to the container business. Further details regarding those charges are set forth below.


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Ferries
-------

Following the decisions announced in the November Form 8-K, management of the Company began a process to entertain offers to sell its Silja business, including all related vessels. The sales process has continued to progress and the Company has obtained an indication of the range of sales prices likely to be achieved.

In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), the Silja business will be classified as "held for sale" at December 31, 2005 and the related assets will be written down to fair value, less cost to sell. The operations of the Silja business, including related impairments, will be presented as discontinued operations in the Company's 2005 financial statements.

Because of the possibility of withdrawing completely from the ferry business, it was more likely than not at December 31, 2005 that there would be disposals of the Company's other six vessels in the ferry division prior to the end of their previously estimated useful lives. For this reason, an impairment review of these vessels was undertaken in accordance with SFAS 144. Based on this review, impairment charges will be recorded on these vessels at December 31, 2005.

The total impairment of ferry assets to be recorded in the fourth quarter 2005 is estimated to be approximately $415 million on a pre-tax basis. The write-down is non-cash in nature.


Containers
----------

As reported in the November Form 8-K, the Company had identified specific containers and other container assets as held for sale or impaired, which was estimated would result in a charge of $30 million. The Company identified since then additional containers being held for sale at December 31, 2005, which has increased the previously estimated charge to approximately $40 million. The expected loss on these sales initiated an impairment review on the Company's entire container fleet in accordance with SFAS 144. This review was done at a container-class level and determined that the carrying amount of one class of containers, refrigerated containers, was not fully recoverable. It has been estimated that an impairment charge will be recognized on these containers of approximately $40 million. In addition, $5 million of goodwill relating to container operations will be written off.

The total impairment of container assets to be recorded in the fourth quarter 2005 is estimated to be approximately $85 million on a pre-tax basis. The write-down is non-cash in nature.


Debt Covenants
--------------

The pre-tax asset impairment charges of approximately $500 million described above will reduce the Company's net worth by approximately $475 million after recognition of foreign currency translation consequences when the related assets are sold, with the result that the Company will not be able to comply with certain net worth covenants in certain of its bank borrowing agreements. The Company is currently in discussions with the bank lenders regarding appropriate covenant waivers or amendments. Professional advisors have been appointed to assist the Company.



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


Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 20, 2006, the Company concluded that it would restate its condensed consolidated financial statements for the three months ended March 31, 2005, the six months ended June 30, 2005 and the nine months ended September 30, 2005 to correct the accounting related to the sale in March 2005 of shares in its Orient-Express Hotels Ltd. ("OEH") investment, which was accounted for in the Company's financial statements in accordance with the equity method of accounting. The correction reduces the gain on the sale of OEH shares by $10.3 million for the three months ended March 31, 2005, the six months ended June 30, 2005 and the nine months ended September 30, 2005 from the previously reported $41.1 million to $30.8 million. The correction is the result of an error in the accounting for the release of accumulated foreign currency exchange reserves related to this equity method investment. The change increases net losses in these periods, but has no impact on previously reported shareholders' equity and is a non-cash charge. As a result of the correction, the condensed consolidated financial statements for the interim periods ended March 31, 2005, June 30, 2005 and September 30, 2005, previously filed with the U.S. Securities and Exchange Commission, should no longer be relied upon.

The Company expects to reflect the effects of these restatements in the comparative unaudited quarterly financial statements presented in its consolidated financial statements for the year ended December 31, 2005 and in the comparative financial information for March 31, 2005, June 30, 2005 and September 30, 2005 which will be included in the Company's quarterly reports on Form 10-Q during 2006.

Management has discussed the matters disclosed in this filing with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

Item 9.01.     Financial Statements and Exhibits

               (d)     Exhibit

                       99     Press Release dated March 24, 2006




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            SEA CONTAINERS LTD.


                                            By: /s/ Edwin S. Hetherington
                                                -------------------------
                                                Edwin S. Hetherington
                                                Vice President, General Counsel
                                                and Secretary
Date: March 24, 2006











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                                  EXHIBIT INDEX

Exhibit
Number                   Description
-------      -----------------------------------

  99         Press Release dated March 24, 2006











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